UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 27, 2018
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INSEEGO CORP.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification number)
9605 Scranton Road, Suite 300
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 812-3400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.
(a) Dismissal of Previous Independent Registered Public Accounting Firm
On August 27, 2018, the Audit Committee (the “Audit Committee”) of the Board of Directors of Inseego Corp. (the “Company”) approved the dismissal of Mayer Hoffman McCann P.C. (“MHM”) as the Company’s independent registered public accounting firm, effective immediately.
The audit reports of MHM on the consolidated financial statements of the Company for the fiscal years ended December 31, 2017 and 2016 and the audit report of MHM on the effectiveness of internal control over financial reporting for the Company as of December 31, 2017 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of MHM on the effectiveness of internal control over financial reporting for the Company as of December 31, 2016 did conclude that the Company’s internal control over financial reporting was not effective due to an identified material weakness.
During the two fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through August 27, 2018, (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of MHM would have caused MHM to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) other than as described above.
As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, management identified certain deficiencies that rose to the level of a material weakness related to a lack of sufficient resources in key accounting and financial reporting roles within the organization necessary to prepare financial statements in time to meet regulatory filing requirements (the “Material Weakness”). This lack of sufficient resources was the result of a significant number of unusual and one-time challenges to the Company’s personnel and financial reporting processes, including, but not limited to, implementing the Company’s internal reorganization that was completed in November 2016, preparing for the Company’s planned divestiture of its MiFi business and closure of the Company’s accounting function in Eugene, Oregon.
As a result of the Material Weakness, management concluded that, as of December 31, 2016, the Company’s internal control over financial reporting was not effective. The Company took measures to remediate the Material Weakness by initiating an active program to: (i) hire additional employees and upgrade certain accounting positions to provide further support to its finance and accounting team; (ii) provide additional functional and system training to employees; (iii) document and formalize its accounting policies and internal control processes and to help strengthen supervisory reviews by management; and (iv) design and implement monthly manual controls to manage its financial reporting close processes and to help ensure timely preparation of financial statements. As of December 31, 2017, the Company believed that the additional resources provided from this program have remediated the Material Weakness that was caused by a lack of sufficient resources. Furthermore, in the audit report of MHM on the effectiveness of internal control over financial reporting for the Company as of December 31, 2017, MHM concluded that the Company maintained, in all material respects, effective internal control over financial reporting.
The Audit Committee and management discussed the Material Weakness and related remediation with MHM. The Company has authorized MHM to respond fully to the inquiries of Marcum LLP (“Marcum”), the Company’s successor independent registered public accounting firm, concerning the Material Weakness. There are no limitations placed on MHM or Marcum concerning the inquiry of any matter related to the Company’s financial reporting.
The Company has provided MHM with a copy of this Form 8-K and requested that MHM provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not MHM agrees with the above disclosures. Following receipt of the letter, the Company will file an amendment to this report that includes the letter as an exhibit.
(b) Engagement of New Independent Registered Public Accounting Firm
On August 27, 2018, the Audit Committee approved the appointment of Marcum to perform independent audit services principally for the Company, effective immediately. During the fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through August 27, 2018 neither the Company nor anyone acting on its behalf consulted Marcum with respect to any matter whatsoever, including without limitation with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inseego Corp.

By:	/s/ Dennis Calderon
Dennis Calderon
Corporate Secretary and Vice President, Legal Affairs

Date: August 30, 2018